Exhibit 99.1

                    PELICAN PROPERTIES, INTERNATIONAL CORP.
                                 2 FENWICK ROAD
                                    SUITE 100
                              FORT MONROE, VA 24651


FOR IMMEDIATE RELEASE

November 8, 2002


         It is with great sorrow that we announce that C. John Knorr, Jr. has deceased. Since May 1996, John served as the Chairman of the Board of Directors of Pelican, and from August 1995 to June 1996 and since June 1998, he also served as the President of Pelican. John was also the beneficial owner of 1,018,917 shares of the outstanding common stock of Pelican. John was instrumental in the formation of Pelican and in the formulation and implementation of Pelican's business strategies, and he was responsible for all material decisions concerning Pelican's operations and properties.

         By virtue of John's demise, the current members of the Board are Nathan
A. Roesing and Gorham Rutter, Jr. Mr. Rutter shall serve as the Chairman of the Board. Further, Mr. Roesing has been elected the President of Pelican and Mr. Rutter has been elected the Vice-President of Pelican.